(Short Term) Credit Facility Extension Agreement
(Ref. No. BDB/2006/CN2121-AME003)
(短期)信贷融资延期合同

Dated January 23rd 2009
日期 2009 年 1 月 23 日

(1) **United Commercial Bank (China) Limited** (formerly Business Development Bank Ltd.)(the "**Lender**"); and
联合银行（中国）有限公司（原德富泰银行有限公司）（"**贷款人**"）为一方；和

(2) **Heibei Baoding Orient Paper Milling Co., Ltd.** (the "**Borrower**").
河北省保定市东方造纸有限公司（"**借款人**"）为另一方。

WHEREAS, the Lender and the Borrower have executed a short term credit facility agreement (BDB/2006/CN2121) dated April 14th 2006, a credit facility amendment agreement (BDB/2006/CN2121-AME001) dated May 17th 2006, a credit facility extension agreement (BDB/2006/CN2121-AME002) dated May 8th 2007 and a short term credit facility agreement (BDB/2007/CN2626) dated May 8th 2007 (the "Credit Facility Agreement"). Pursuant to the Credit Facility Agreement, (1) the Lender has agreed to advance a short term revolving credit facility with a maximum amount of US Dollars Two Million (USD2,000,000) to the Borrower; (2) the Lender agrees to grant a non-revolving import loan facility of USD816,976.83 to the Borrower to settle the Borrower's LC issued by the Lender, and the outstanding of which is USD816,976.83. Thus the total credit facility amount is up to USD2,816,976.83. The Borrower shall repay all the debts to the Lender on or before the Final Maturity Date thereunder.
鉴于，贷款人及借款人已于 2006 年 4 月 14 日签订一份短期信贷融资合同（BDB/2006/CN2121），并于 2006 年 5 月 17 日签订了一份信贷融资修改合同（BDB/2006/CN2121-AME001），于 2007 年 5 月 8 日签订了一份信贷融资展期合同（BDB/2006/CN2121-AME002）以及于 2007 年 5 月 8 日签订了一份短期信贷融资合同（BDB/2007/CN2626）（"信贷融资合同"）。根据信贷融资合同，（1）贷款人同意向借款人提供最高额为美元贰佰万元(USD2,000,000)的短期循环信贷融资；（2）贷款人同意向借款人提供一个金额为美元 816,976.83 元的非循环进口贷款额度用于支付借款人在贷款人处开立的信用证项下款项，当前余额为美元 816,976.83 元。因此，信贷总额度增至美元 2,816,976.83 元。借款人应于信贷融资合同项下的最后还款日当日或以前向贷款人清偿所有债务。

WHEREAS, upon the request of the Borrower, the Lender agrees to extend the term of the Credit Facility.
鉴于，贷款人应借款人要求同意延展信贷融资的期限。

THEREFORE, IT IS AGREED as follows:

故此，双方达成如下合同：

Words and expressions which have defined meanings in the Credit Facility Agreement shall have the same meanings when they are used in this Agreement, save otherwise described herein.
除本合同中另有说明，信贷融资合同所载定义适用于本合同。

1. The Lender agrees to extend the Final Maturity Date under the Credit Facility Agreement to June 30th 2009 or such later date as may be agreed by the Lender (the "Extended Final Maturity Date").
贷款人同意将信贷融资合同项下的最后还款日延展至 2009 年 6 月 30 日或贷款人另行同意的更晚的日期（"延展最后还款日"）。

2. Interest Rate changes to 5% plus three-month LIBOR of the Quotation Day, floating every three months commencing from the first Quotation Day of that Advance or that unpaid sum;
贷款利率变更为报价日三个月的伦敦同业银行拆放利率加上 5%的利差之和，自该笔放款或欠款的首次报价日起每三个月浮动一次；

3. The Borrower shall repay the short term revolving credit facility as USD2,000,000 by March 31st, 2009 and the outstanding non-revolving import loan as USD816,976.83 according to the following Repayment Schedule:
a. April 30th 2009, USD272,325.61
b. May 29th 2009, USD272,325.61
c. June 30th 2009, USD272,325.61
(Details refer to the Payment Notice issued by the Lender)
借款人应于 2009 年 3 月 31 日归还短期循环信贷融资美元 2,000,000 元并按照下列还款计划向贷款人归还非循环进口贷款美元 816,976.83 元：
a. 2009 年 4 月 30 日，美元 272,325.61；
b. 2009 年 5 月 29 日，美元 272,325.61；
c. 2009 年 6 月 30 日，美元 272,325.61。
（具体请见贷款人发出的付款通知书）

4. The Borrower shall pay 1% of the Import Loan, USD8,170.00 as Facility Fee to the Lender within 15 working days after signing of the agreement.
借款人应于本合同签署后的 15 个工作日内向贷款人支付进口贷款额度 1%的金额，即美元 8,170 元作为贷款费。

5. The Borrower shall maintain its Equity Ratio no less than 50%(including contingent liability), Current Ratio no less than 100% during this Credit Facility lifetime.
借款人应在本信贷额度存续期间维持所有者权益比率不低于 50%（包括或有负债），流动性比率不低于 100%。

6. The Borrower shall repay all the debts including but not limited to the principal, interest, cost and all other fees under this Agreement and the Credit Facility Agreement on or before the Extended Final Maturity Date.
借款人应于延展最后还款日或以前清偿所有债务，包括但不限于本金，利息，以及本合同和信贷融资合同所载的支出及所有其他费用。

7. The Borrower shall (i) obtain all approvals and take all necessary actions to enable this Agreement to be valid and have full force and effect; (ii) deliver to the Lender the board resolutions that approving this Agreement and deliver to the Lender the name(s) of the authorized representative(s) to execute this Agreement with signature(s) thereof; (iii) obtain confirmation in relation to the extension from the mortgagor/ guarantor by signing the extension agreements and documents as required by the Lender, and complete all necessary actions to enable the Credit Facility to be fully covered.
借款人应（i）申取所有审批及采取所有必须行动致令本合同完全有效；(ii) 向贷款人提供核准本合同的董事会决议，及向贷款人提供获授权签署本合同的代表的名字和签名；(iii)按贷款人的要求促使抵押人/保证人签署延期合同及文件作为对融资延期的确认，并完成所有必须步骤以确保信贷融资得到完全担保。

8. The Borrower shall, if it applies to the Lender for the extension of the Credit Facility Term, concurrently with such application, submit at its own costs to the Lender a valuation report of the mortgaged property to be issued by a professional real estate valuer acceptable to the Lender and addressed to the Lender for mortgage purpose and issued on the date not earlier than thirty (30) days prior to the submission date. If the Borrower fails to submit the valuation report within the prescribed period, the Lender shall be at liberty, at the Borrower's cost and expense, to engage a valuer to provide such valuation report.
如借款人向贷款人申请延长信贷额度期，则其应在提交该等申请的同时，自行承担费用向贷款人提交由贷款人所接受的专业房地产估价师对抵押物作出的估价报告，该估价报告应为抵押之目的向贷款人出具，且出具日期应不早于估价报告提交之日前三十（30）日。如借款人未能在前述期间内提交估价报告，则贷款人有权自主决定聘请估价师提供该等估价报告，所发生的全部费用和开销由借款人承担。

9. Except for the above items, all provisions of the Credit Facility Agreement shall remain in full force and effect and applicable to this Agreement.
除以上条款外，信贷融资合同中所有其他条文将持续完全有效并适用于本合同。

10. This Agreement is written in Chinese and English with five (5) counterparts. The Borrower and the Lender keep one (1) counterpart respectively, the remaining ones for registration authorities. In the event where there is any discrepancy between the Chinese and the English versions, the Chinese version shall prevail.
本合同用中文，英文两种语言书写，一式伍（5）份借款人和贷款人各执壹（1）份，余下交登记机关。如中文与英文文本之间有歧义，应以中文文本为准。

11. This Agreement shall come into force after the receipt by the Lender of the

following documents and payment (except those waived by the Lender) in form and substance satisfactory to the Lender:
本合同将在贷款人收到内容和形式均令贷款人满意的所有下述文件及款项支付（但贷款人放弃要求的除外）后生效：

1) Duly signed this Agreement and other related security agreements requested/issued by the Lender;
由贷款人要求/签发的经妥善签署的本合同及其他相关的担保合同；
2) Fee as stated in this Agreement (if any);
如本合同所列的费用（如有）；
3) All the documents or procedure of the Borrower as stated in clause [7] of this Agreement;
根据本合同第[7]条所述的所有借款人应提供的文件或完备手续；
4) Other document and procedure required by the Lender.
贷款人要求的其他文件或手续

If any of the conditions hereinabove are not fulfilled within thirty (30) days from the date of this Agreement or any period otherwise agreed by the Lender due to any reason whatsoever, this Agreement shall, upon a notice given by the Lender to the Borrower, be null and void in its entirety; and the rights and obligations of the Lender under the Credit Facility Agreement shall not be in any way waived, impaired, released, discharged and/or otherwise affected, and shall continue to be valid.
无论任何原因，如果上述任何条件未能在本合同签署日起 30 天内或贷款人另外同意的其他时限内完成，则本合同将在贷款人向借款人发出通知之时作废，而信贷合同项下贷款人的权利和义务将不会以任何形式被放弃、被损害、被终止解除和/或受到任何其他形式的影响，并将继续有效。

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.
兹见证双方授权代表于本合同开端所载日期签署本合同。

Lender: United Commercial Bank (China) Limited
贷款人：联合银行（中国）有限公司

(Seal)
（盖章）

Authorized Representative:
授权代表人：

Borrower: Heibei Baoding Orient Paper Milling Co., Ltd.
借款人：河北省保定市东方造纸有限公司

(Seal)
（盖章）

Authorized Representative:
授权代表人：

I, as the Guarantor, acknowledge the above amendments and will go on to guarantee the above mentioned credit facility.
我，作为担保人，认可上述修改并将继续担保上述信贷额度。

____
(Signature)/签名
Liu Zhenyong / 刘振勇